UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015 (July 22, 2015)
MERCK & CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation or Organization)

1-6571 (Commission File Number)	22-1918501 (I.R.S. Employer Identification No.)
2000 Galloping Hill Road, Kenilworth, NJ (Address of Principal Executive Offices)	07033 (Zip Code)

Registrant’s telephone number, including area code: 908-740-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Incorporated by reference is a press release issued by Merck & Co., Inc. (“Merck” or the “Company”) on July 28, 2015, attached as Exhibit 99.1, announcing the election of Pamela J. Craig and Paul B. Rothman, M.D., to the Company’s Board of Directors (the “Board”), effective September 1, 2015. The Board of Directors appointed Ms. Craig as a member of the Audit Committee of the Board and Dr. Rothman as a member of the Research Committee of the Board.

For their service on the Board of Directors, Ms. Craig and Dr. Rothman will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2015.

Neither Ms. Craig nor Dr. Rothman has any arrangement or understanding with any person pursuant to which she or he was elected to the Board nor does she or he have a relationship or related transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K of SEC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to By-Laws.

On July 22, 2015, the Board of the Company approved and adopted amendments to the Company’s By-Laws (the “By-Laws”). The principal change to the By-Laws includes the addition of a new Section 3 under Article II, which implements “proxy access” and allows eligible shareholders who comply with the requirements set forth in the By-Laws to include their own nominees for director in the Company’s proxy statement along with the candidates nominated by the Board. Pursuant to the proxy access provision, a shareholder or a group of no more than 20 shareholders, who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years and has complied with the other requirements set forth in the By-laws, may include director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. The proxy access provision will be first available to shareholders in connection with the Company’s 2016 Annual Meeting of Shareholders. Additional amendments to the By-Laws of the Company are as follows: (1) amendment to Section 6 of Article I to clarify and update the advance notice requirements and procedures for shareholders to present business for consideration by the shareholders at an annual meeting of the shareholders; (2) amendment to Section 2 of Article II to clarify and update the advance notice requirements and procedures for shareholders to nominate candidates for election as directors of the Company at an annual meeting or a special meeting of shareholders; (3) amendment to Article V relating to indemnification by the Company of Directors and others in connection with any Proceeding, Investigation or Appeal as defined in the By-Laws; and (4) other non-substantive changes.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the By-Laws, as amended.

The amendments took effect immediately upon approval by the Board. The Company's By-Laws, as amended, are attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.2	By-Laws of Merck & Co., Inc., as amended effective July 22, 2015

99.1	Press Release issued July 28, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

July 28, 2015	By:	/s/ Katie E. Fedosz
Name: Katie E. Fedosz
Title: Senior Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.2	By-Laws of Merck & Co., Inc., as amended effective July 22, 2015

99.1	Press Release issued July 28, 2015